Exhibit 10.4

GE VERNOVA INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of the Plan is to provide an opportunity for eligible employees of the Company and Designated Subsidiaries to obtain an ownership interest in the Company through purchases of Shares, as an incentive to promote the profitable growth of the Company. A component of the Plan permits the purchase of Shares through an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code, and to the extent such Shares are purchased through that portion of the Plan, it is intended that such portion of the Plan be treated as a separate plan which shall comply with Section 423 of the Code in all respects. Separately, to the extent provided in Section 17 and Section 26 of this Plan document, certain provisions of this Plan document govern the purchase of Shares other than through the portion of the Plan governed by Section 423 of the Code and it is intended that such purchases shall not be subject to the requirements of Section 423 of the Code.

2. Definitions.

(a) “Board” means the Company’s Board of Directors.

(b) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this Section 2(b)(i) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(b)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this Section 2(b)(ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 2(b)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this Section 2(b)(iii)(B)(3). For purposes of this Section 2(b)(iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(b), Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “Code” means Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations promulgated thereunder.

(d) “Committee” the Compensation Committee of the Board, or any other committee of members of the Board appointed by the Board to administer the Plan, or if none, all references to “Committee” in the Plan shall be references to the Board.

(e) “Company” means GE Vernova Inc.

(f) “Compensation” of an Eligible Employee means, unless otherwise determined by the Committee, the base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

(g) “Custodian” means the Company, unless the Committee, in its sole discretion, designated a third party be the custodian of the Plan.

(h) “Designated Subsidiary” means any Subsidiary which is designated as a participating subsidiary by the Committee, as listed in Exhibit A attached hereto.

(i) “Discounted Purchase Price” shall have the meaning ascribed to such term in Section 8 of the Plan.

(j) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Subsidiary; provided, however, that the Committee retains the discretion to determine which Eligible Employees may participate in an Offering Period pursuant to and consistent with U.S. Treasury Regulation Sections 1.423-2(a) and (e) and the Committee also retains the discretion to otherwise define “Eligible Employee” pursuant to Section 26 for International Participants. For purposes of clarity, the term “Eligible Employee” shall not include any individual performing services for the Company or a Designated Subsidiary under an independent contractor or consulting agreement, a purchase order, a supplier agreement, or any other agreement that the Company or a Designated Subsidiary entered into for services, regardless of any subsequent reclassification of that individual as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court.

(k) “Enrollment Date” means the first Trading Day of an Offering Period.

(l) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(m) “Non-Eligible Employee” shall have the meaning ascribed to such term in Section 11(a) below.

(n) “Offering” means an offer under the Plan of a right to purchase Shares during an Offering Period as further described in Section 8 below. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering intended to comply with the requirement of Section 423 of the Code (and regulations promulgated thereunder) (a “Section 423 Offering”) need not be identical, provided that the terms of the Section 423 Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3). The Committee may also elect to provide Offerings which are not intended to comply with the requirements of Section 423 of the Code (and regulations promulgated thereunder) (a “Non-423 Offering”).

(o) “Offering Period” means a period beginning on such date as may be determined by the Committee in its discretion and ending on such Purchase Date as may be determined by the Committee in its discretion, in each case on a uniform and nondiscriminatory basis. The duration and timing of Offering Periods may be changed pursuant to Sections 8(a) and 24 below.

(p) “Participant” means an Eligible Employee who participates in the Plan.

(q) “Plan” means the GE Vernova Inc. 2024 Employee Stock Purchase Plan.

(r) “Purchase Date” means the last Trading Day of the Purchase Period.

(s) “Purchase Period” means the period (or periods), as determined by the Committee in its discretion on a uniform and nondiscriminatory basis, during an Offering Period that commences on the Offering Period’s Enrollment Date and ends on the next Purchase Date, except that if the Committee determines that more than one Purchase Period should occur within an Offering Period, subsequent Purchase Periods within such Offering Period commence after one Purchase Date and end with the next Purchase Date at such time or times as the Committee determines prior to the commencement of the Offering Period.

(t) “Service Provider” means the third-party service provider to the Plan, as designated by the Company.

(u) “Shares” means shares of the Company’s common stock, $0.01 par value per share.

(v) “Subsidiary” means any corporation (whether or not in existence at the time the Plan is adopted) which is a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code, or any similar provision hereafter enacted.

(w) “Trading Day” means a day that the primary stock exchange (or national market system, or other trading platform, as applicable) upon which the Shares are listed is open for trading.

3. Shares Subject to the Plan. The number of Shares available for purchase under the Plan shall be equal to two percent (2%) of the total number of Shares outstanding upon the consummation of the spin-off of the Company from General Electric Company. The number of Shares which may be issued under the Plan shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, recapitalization, share combination, or similar change in the capitalization of the Company. The Shares available for purchase under the Plan may be authorized but unissued shares, treasury shares or shares acquired in the open market or otherwise. All of the available Shares shall be available as part of this Plan which is subject to Section 423 of the Code.

4. Eligibility Requirements and Joining the Plan.

(a) With respect to any Section 423 Offerings, any Eligible Employee of the Company or a Designated Subsidiary shall be “eligible” to participate in the Plan other than employees who, immediately after the grant of the right to purchase Shares hereunder, would own (within the meaning of Section 423(b)(3) of the Code) shares (including Shares which such employee may purchase under the Plan or shares under any outstanding option) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary. The Committee may determine, in its sole discretion, that any of the following types of employees shall be excluded from participation in the Plan, or from any Offering Period: (i) employees whose “customary employment” is twenty (20) hours or less per week, (ii) employees whose customary employment is for not more than five (5) months in any calendar year, (iii) employees who have been employed for less than two (2) years from hire date, (iv) employees who are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) employees who are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act.

(b) Any Eligible Employee may enroll in the Plan by contacting the Service Provider. Except in the case of subsequent ineligibility or withdrawal from the Plan, he or she may commence payroll deductions as of the Enrollment Date of the first Offering Period following their enrollment in the Plan, provided that the enrollment is completed prior to the Enrollment Date and in accordance with rules established by the Committee.

5. Stock Purchases Through Payroll Deductions.

(a) A Participant wishing to purchase Shares pursuant to the Plan must do so by payroll deduction in accordance with rules established by the Committee. A Participant may specify the amount to be deducted from his or her Compensation in an amount that may not exceed any maximum or minimum limits determined by the Committee, which may be expressed as a percentage of Compensation or a dollar amount, in its sole discretion. In the event that a Participant’s weekly net pay is insufficient to meet the contribution requirements of this Section 5(a), the Participant shall be given the opportunity during each Offering Period to pay to the Custodian any or all of the contributions that would have been made during such Offering Period had net pay been sufficient to do so. Such payment, if any, must be made in the time period prescribed by the Committee.

(b) Pursuant to rules established by the Committee, a Participant may, by contacting the Service Provider, (i) increase or decrease the amount to be deducted from his or her Compensation effective as of the first full pay period of the next Offering Period; or (ii) cease all deductions from his or her Compensation as soon as practicable thereafter by withdrawing from the Plan as described in Section 11 below.

(c) Notwithstanding the foregoing, with respect to Shares acquired pursuant to Section 423 Offerings, no Participant shall have the right to purchase Shares under the Plan if such right would permit such employee to purchase Shares under the Plan and shares under all other “employee stock purchase plans,” as defined in Section 423(b) of the Code, of the Company and its Subsidiaries at an aggregate rate exceeding $25,000 of the fair market value of such shares (determined as of the date such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time, as in accordance with the provisions of Section 423(b)(8) of the Code and any regulations promulgated thereunder. In addition, no Participant may purchase greater than 4,000 Shares during each Offering Period, as determined by the Committee prior to the beginning of the applicable Offering Period.

6. Maintenance of Employees’ Contributions. The Company will retain, on behalf of each Participant, the amounts withheld from each Participant’s Compensation pursuant to Section 5(a). The Company will apply such amounts to the Participant’s purchase of Shares in accordance with the provisions of the Plan. No interest will be paid to the Participants on such amounts.

7. Duties of Custodian; Stock Purchase Accounts. The Company will hold as Custodian all funds received by it under the Plan and all of the Shares acquired under the Plan, until delivery thereof to the Participants hereunder. The Custodian or its designee shall establish and maintain an account in the name of each Participant for the purpose of tracking (i) the amounts withheld from such Participant’s Compensation pursuant to Section 5(a), (ii) the number of whole and fractional Shares held by such Participant, and (iii) the amount of any dividends or other distributions paid on Shares held in such Participant’s account. The Custodian may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by the Chairman of the Committee and the Custodian shall not be liable to any person for any action taken in accordance therewith.

8. Purchase of Shares.

(a) The Committee shall determine, in its sole discretion, at least ten (10) business days prior to an Enrollment Date, the length of an Offering Period under the Plan, and whether there shall be one or multiple Purchase Periods during each Offering Period. The Committee may, in its discretion, change the length of an Offering Period or a Purchase Period from time to time, and may change the number of Purchase Periods within an Offering Period from time to time; provided, that any change in the Offering Period or Purchase Period(s) must be announced at least ten (10) business days prior to the Enrollment Date of the next Offering Period; and provided further, that in no event shall an Offering Period be greater than twenty-seven (27) months following an Enrollment Date.

(b) On the applicable Purchase Date, the Custodian shall apply the funds accumulated in each Participant’s account pursuant to Section 5(a) to the purchase of Shares. Unless otherwise determined and announced by the Committee at least ten (10) business days prior to the applicable Enrollment Date, the purchase price of Shares as of the Purchase Date shall be eighty-five percent (85%) of the closing price of a Share as quoted on the New York Stock Exchange on either (i) the last day of the Purchase Period during which trading in securities generally occurs on the New York Stock Exchange, or (ii) the first day of the Purchase Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower (the “Discounted Purchase Price”). The Committee may, in its discretion, change the Discounted Purchase Price from time to time; provided, that any change in the Discounted Purchase Price must be announced at least ten (10) business days prior to the applicable Enrollment Date in order to be effective for that Offering Period. In the event that the Discounted Purchase Price is less than eighty-five percent (85%) of the closing price of a Share as quoted on the New York Stock Exchange on either (i) the last day of the Purchase Period during which trading in securities generally occurs on the New York Stock Exchange, or (ii) the first day of the Purchase Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower, the Offering shall be a Non-423 Offering; provided, that in no event may the discount provided for the Discounted Purchase Price be greater than twenty percent (20%). The Custodian shall purchase as many whole Shares (and, if permitted by the rules of the Committee on a uniform and prospective basis, fractional Shares) at the Discounted Purchase Price as may be purchased with the funds accumulated in each Participant’s account pursuant to Section 5(a) as of the Purchase Date. Notwithstanding the foregoing, the Custodian shall have the right to defer the purchase of Shares during periods of extreme market instability whenever the Custodian determines that such a deferred purchase will protect the interests of Participants. All purchases of Shares shall be made in the name of the Custodian or its nominee. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of Shares sold under the Plan to exceed the number of Shares specified in Section 3 of the Plan, each Participant shall be allocated a pro rata portion of the Shares to be sold for such Purchase Period.

9. Transfer of Shares to Participants.

(a) A Participant at any time may request that the Shares accumulated on his or her behalf under the Plan be transferred from the name of the Custodian into the name of the Participant. The Company can issue Shares on a certificated or non-certificated basis. Subject to the proviso contained in Section 9(b) below, a record of the transfer of such Shares shall be issued to the Participant. Following such transfer, no dividends paid on transferred Shares owned by Participants will be reinvested under the Plan in accordance with Section 17.

(b) Shares acquired under the Plan may not be sold, transferred from the name of the Custodian into the name of the Participant or otherwise disposed of for at least one (1) year after the date on which the Shares were acquired by the Custodian for the account of the Participant, except in the case of termination of employment, retirement, death, or disability, and may not otherwise be assigned, transferred, pledged or otherwise disposed of other than by will or the laws of descent and distribution.

10. Shares Retained by Custodian. All rights accruing to an owner of record of Shares held by the Custodian shall belong to and be vested in the Participant for whose account such Shares are being held, including the right to all dividends declared in respect of such Shares, and the right to receive all notices of shareholders’ meetings and to vote thereat to the same extent as if such Shares were held for the Participant in street name by a member firm of the New York Stock Exchange.

11. Withdrawal from the Plan.

(a) Involuntary Withdrawal. Any Participant who for any reason ceases to be eligible to participate in the Plan, but continues to be employed by the Company or any Designated Subsidiary (“Non-Eligible Employee”) shall be withdrawn from the Plan and shall no longer be eligible to purchase Shares pursuant to the Plan. All payroll deductions shall cease to be effective as of the first date of ineligibility. The rules of the Committee shall specify, on a uniform and prospective basis, whether any payroll deductions in the Non-eligible Employee’s account shall be (i) applied to purchase Shares in accordance with the applicable provisions of the Plan or (ii) distributed to the Non-eligible Employee in cash within thirty (30) days after the end of the Purchase Period. No interest will accrue for the benefit of, or be payable to, the Non-Eligible Employee with respect to any such amounts. Previously purchased Shares may be retained by the Custodian, unless otherwise instructed by the Non-eligible Employee. Dividends paid on Shares after the date of ineligibility shall continue to be reinvested under the Plan in accordance with Section 17.

(b) Voluntary Withdrawal. Any Participant may voluntarily withdraw from the Plan by submitting a request for withdrawal to the Service Provider in accordance with rules established by the Committee. All payroll deductions shall cease to be effective as soon as administratively practicable thereafter, and the amount of any payroll deductions in his or her account shall be applied to purchase Shares in accordance with the applicable provisions of the Plan, unless the Participant’s withdrawal request includes an election to receive the entire cash balance in his or her account in cash in accordance with rules established by the Committee. No interest will accrue for the benefit of, or be payable to, the withdrawing Participant with respect to any such amounts. Previously purchased Shares may be retained by the Custodian, unless otherwise instructed by the Participant. Dividends paid on such Shares shall continue to be reinvested under the Plan in accordance with Section 17. A Participant who voluntarily withdraws from the Plan will not be eligible to reenter the Plan until next Enrollment Date following the date of such withdrawal and only if he or she complies with the provisions of Section 4(b) of the Plan.

12. Termination of Employment, Retirement, Disability, and Death. If employment of any Participant with the Company or any Designated Subsidiary shall terminate prior to the end of any Offering Period because of his or her termination, retirement, death, or disability, then all further payroll deductions shall cease as of the date of such termination. Further, the Committee may, in accordance with its regular processes and procedures developed within its discretion, automatically distribute to such Participant (or the Participant’s beneficiary or estate as provided for herein) the entire cash balance in his or her account in cash, together with all Shares held by the Custodian which have been allocated to his or her account and cash equal to any fractional Share in such account. No interest will accrue for the benefit of, or be payable to, the Participant (or the Participant’s beneficiary or estate) with respect to any such amounts.

13. Beneficiary. A Participant may designate a beneficiary in accordance with rules established by the Committee. The Participant’s most recent designation shall apply at the time of death. If, at the time of the Participant’s death, there is no beneficiary designated or surviving, the beneficiary shall be the Participant’s estate. Determination of the beneficiary in each case shall be made by the Custodian.

14. Transferability of Interest in the Plan. The right to purchase Shares which is granted hereunder shall not be assignable or transferable by the Participant and may be exercised only by the Participant. Participants may not in any manner assign or create a lien on any funds or Shares held under the Plan. Except as otherwise required by law, the Custodian will in no event recognize or honor an attempted assignment of, or creation of a security interest in, or attachment by creditors of, any funds or Shares held under the Plan.

15. Administration of the Plan. The Plan shall be administered by the Committee. The Committee’s determinations as to any questions which may arise with respect to the interpretation of the Plan provisions shall be final and binding, and the Committee may prescribe such rules as the Committee deems necessary to effectuate the provisions of the Plan. The Committee shall receive no additional compensation for serving as administrator of the Plan. The Committee may delegate its authority to administer the Plan to a Custodian and/or to such directors, officers, employees or agents of the Company as it may deem appropriate from time to time.

16. Expenses. The Company shall pay all costs of administering the Plan, except that the Participant shall pay the costs associated with the sale of any Shares that the Participant chooses to sell and the costs associated with the issuance of Shares upon withdrawal from the Plan or upon the request of the Participant.

17. Dividends.

(a) All cash dividends and other cash distributions paid on Shares held in a Participant’s account shall be used to purchase Shares in the open market on the dividend payment date or as promptly thereafter as practicable and such Shares shall be treated as being acquired through a Non-423 Offering and shall not be taken into account in applying the limitations under Sections 3 or 5. The price per Share of Shares purchased pursuant to this Section 17 shall be the weighted average price per share at which the Shares are actually purchased in the open market for the relevant dividend payment date on behalf of all Participants. The Custodian shall purchase as many whole Shares and fractional Shares as may be purchased with the amount of cash dividends and other cash distributions paid on Shares held on each Participant’s account. Notwithstanding the foregoing, the Custodian shall have the right to defer the purchase of Shares during periods of extreme market instability whenever the Custodian determines that such deferred purchase will protect the interests of Participants. All purchases of Shares shall be made in the name of the Custodian or its nominee.

(b) All non-cash dividends and other non-cash distributions paid on Shares held in a Participant’s account shall be held by the Custodian for the benefit of such Participant, subject to such rules as may be established by the Committee.

18. Government Regulations. The obligation of the Company with respect to rights under the Plan shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of the New York Stock Exchange or any other securities exchange on which the stock may be listed. If any of the terms or provisions of the Plan conflict with the requirements of Section 423 of the Code, other than any such terms or provisions which expressly state that Share purchases are being made under Non-423 Offerings, then such terms or provisions, as they apply to Section 423 Offerings, shall be deemed inoperative to the extent they so conflict with the requirements of Section 423 of the Code. With respect to purchases of Shares under this Plan which are pursuant to Section 423 Offerings, if the Plan does not contain any provision required to be included herein under Section 423 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

19. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any state’s conflicts of law principles.

20. No Right to Employment and Other Employment Rights. Nothing in the Plan shall be construed as giving any Participant the right to be retained as an employee of the Company or any subsidiary, nor will it affect in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, with or without cause, subject to applicable law. In addition, the Company or a subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan. Neither the value of the Shares nor the discount derived from the Purchase Price shall be added to a Participant’s income for the purpose of calculating any employee benefits. Participation in the Plan is at the discretion of eligible employees. No representation or warranty is given by the Company or the Committee as to the present or future benefit of participation in the Plan.

21. Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to the approval of the holders of capital stock of the Company as provided in Section 22 below. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 23 below.

22. Shareholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law.

23. Termination or Amendment of the Plan. The Committee may terminate or amend the Plan at any time; provided, that without shareholder approval (i) the class of individuals eligible to purchase Shares under the Plan shall not be changed, (ii) the maximum number of Shares available for purchase under Section 3 of the Plan shall not be increased except as permitted under Section 3 hereof, and (iii) the Discounted Purchase Price shall not be less than eighty percent (80%) of the closing price of a Share as quoted on the New York Stock Exchange on either (a) the last day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange or (b) the first day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower, or for a Section 423 Offering, the Discounted Purchase Price shall not be less than eighty-five percent (85%) of such closing price. No termination or amendment of the Plan shall impair the rights of any Participant under the Plan to receive any Shares which have been allocated to his or her account, together with the amount of any payroll deductions in his or her account which have not been applied to the purchase of Shares.

24. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, and the Discounted Purchase Price per share

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting an adjusted Purchase Date, and such Offering Period will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the

Committee. The adjusted Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. The Committee will notify each Participant in writing or electronically, prior to the adjusted Purchase Date, that the Purchase Date has been changed to the adjusted Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c) Merger or Change in Control. Unless otherwise determined by the Committee, in its discretion, in the event of a merger or Change in Control, the current Offering Period upon such merger or Change in Control will be shortened by setting an adjusted Purchase Date on which such Offering Period will end. The adjusted Purchase Date will occur before the date of the Company’s proposed merger or Change in Control. The Committee will notify each Participant in writing or electronically prior to the adjusted Purchase Date, that the Purchase Date has been changed to the adjusted Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

25. Section 409A of the Code. With respect to Section 423 Offerings, this Plan is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. With respect to Non-423 Offerings, this Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a Participant’s right to purchase of Shares under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Participant’s right to purchase of Shares under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any Participant’s right to purchase of Shares under the Plan from or to allow any such right to purchase of Shares to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Corporation shall have no liability to a participant or any other party if a Participant’s right to purchase of Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

26. International Participants.

(a) To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Committee may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan (which may include changes to defined terms under the Plan) and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws or practices of other countries or non-U.S. jurisdictions in which the Company or a Designated Subsidiary operates or has employees. Each subplan shall constitute a separate offering under this Plan in accordance with Treas. Reg. 1.423-2(a).

(b) The Committee shall also have the power and authority to allow any of the Company’s subsidiaries other than Designated Subsidiaries to adopt and join in Non-423 Offerings and to allow employees of such subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may establish from time to time. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 26 shall not be subject to the requirements of Section 423 of the Code.

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